EXHIBIT 99


John D. Milton, Jr.            904/355-1781, Ext. 258
Executive Vice President, Treasurer & CFO


FLORIDA ROCK INDUSTRIES, INC. ANNOUNCES RECORD SECOND
QUARTER RESULTS

JACKSONVILLE,  FLORIDA:   APRIL  25,  2005  -  FLORIDA  ROCK

INDUSTRIES,  INC.  (NYSE-FRK)  today  announced  record  net income  of  $35,140,000 or $.79 per diluted  share  for  the second  quarter  of fiscal year 2005 versus  $24,497,000  or

$.56  per diluted share for the same quarter of fiscal  year

2004.   This  year's second quarter included  $2,694,000  of

after tax gain ($.06 per share) from the sale of the largest portion  of  an  abandoned quarry property  near  Baltimore,

Maryland for net proceeds of $23,459,000.



      Consolidated total sales for the quarter increased 14%

to  $260,565,000 from $228,602,000 in the same quarter  last year  driven principally by improved pricing.  While product volumes  were  decreased in aggregates (5.2%) and  ready-mix

concrete  (1.4%),  they  increased  in  cement  (1.8%)   and

concrete    block    (12.8%).    Gross   profit    increased

approximately  28.1% to $77,521,000 compared to  $60,500,000 in the same quarter last year.



     Second quarter FY 2005 operating profit increased 44.8%

to  $55,828,000  ($4,256,000  was  the  aforementioned  real estate  gain)  versus $38,561,000 in the second  quarter  of fiscal 2004.

Selling, general and administrative expenses for the  second quarter  of  fiscal year 2005 of $25,949,000 were  10.0%  of sales,  up  from  last year's $21,944,000  (9.6%  of  sales)

principally  due to increases in incentive compensation  and profit  sharing which are tied to earnings growth  exclusive of real estate gains.



The  proceeds from the sale of the closed Greenspring quarry were  reinvested in additional land with potential aggregate reserves  near  Naples, Florida, using  an  intermediary  to effect a tax-deferred exchange.



Commenting  on  the  second  quarter  of  fiscal  year  2005 results, President and CEO John Baker stated that:



     Our   second   quarter  results   benefited   from

     continuing  strong  demand  in  our  Florida   and

     Washington,  D.C.  area  markets.   Despite   some

     unscheduled maintenance challenges at our Newberry

     facility,   our  cement  team  still  managed   to

     increase   shipments   slightly   through    adept

     coordination  of  shipments  through  our   import

     facilities  in  Tampa  and  Port  Manatee.    With

     substantial  operating profit improvement  in  all

     three  segments, our employees deserve real credit

     for  their  demonstrated commitment to  continuous

     improvement.

For  the six months ended March 31, 2005, consolidated total sales  increased 12.7% to $511,493,000 from $453,994,000  in the  same  period of fiscal year 2004.  For the same  period

gross   profit   increased  23.3%   to   $147,060,000   from

$119,303,000.  Net income for the six months increased 15.2%

to  $65,227,000 or versus $56,625,000 in fiscal  year  2004.

Real  estate gains after tax were $2,723,000 in 2005  versus

$8,273,000 in 2004.



OUTLOOK:   The  strong product demand levels experienced  in

most  of  our markets during our first two quarters  appears likely to stay strong through the third quarter.  Mid-summer pricing  improvements appear feasible at levels that  should

overcome,   if  not  exceed,  the  higher  operating   costs

attributable to rising energy and commodity prices.



The Company will host a conference call at 10:00 a.m. E.D.T.

on  Tuesday,  April  26, 2005.  Analysts,  stockholders  and other interested parties may access the teleconference  live by  calling 1-888-682-4386 (security code FLORIDA ROCK),  or via  the  Internet  through  the  Conference  America,  Inc.

website at http://www.yourcall.com/real/players/frk042605.smil

or via the  Company's  website at www.flarock.com.   If  using

the Company's  website,  click on Investor Relations  -  Florida

Rock Industries, Inc. Conference Stream.  There will be a 30-

40 minute delay until the archive is available following the conclusion of the conference call.



Florida Rock Industries, Inc. is one of the nation's leading producers  of construction aggregates, a major  provider  of

ready-mixed   concrete   and  concrete   products   in   the

Southeastern  and  Mid-Atlantic  States  and  a  significant supplier of cement in Florida and Georgia.


Investors are cautioned that any statements in this press release which relate to the future are, by their nature, subject to risks and uncertainties that could cause actual results and events to differ materially from those indicated in such forward-looking statements. These include general business conditions, competitive factors, political, economic, regulatory and weather conditions, pricing, government spending levels on transportation projects, interest rate changes, energy and transportation costs and technological contingencies. Additional information regarding these and other risk factors and uncertainties may be found in the Company's filings with the Securities and Exchange Commission

                FLORIDA ROCK INDUSTRIES, INC.
         Summary of Consolidated Sales and Earnings
       (Amounts in thousands except per share amounts)
                         (Unaudited)

         FOR THE THREE AND SIX MONTHS ENDED MARCH 31

<CAPITION>

                                 THREE MONTHS           SIX MONTHS
                               2005       2004        2005      2004
                               ----       ----        ----      ----

Net Sales                      $255,000   223,775     500,340   444,083
Freight Revenues                  5,565     4,827       11,15     9,911
                               --------   -------     -------   -------
     Total Sales               $260,565   228,602     511,493   453,994
Gross Profit                   $ 77,521    60,500     147,060   119,303
Operating Profit               $ 55,828    38,561     102,775    88,078
Interest Income/Expense (net)  $   (405)     (338)       (762)     (677)
Other Income/Expense (net)     $     93       333       1,033     1,354
Income before taxes            $ 55,516    38,556     103,046    88,755
Net Income                     $ 35,140    24,497      65,227    56,625
Earnings per common share:
Basic                          $    .81       .57        1.50      1.31
Diluted                        $    .79       .56        1.47      1.29
Weighted average shares
  outstanding:
Basic                            43,516    43,176      43,438    43,132
Diluted                          44,451    44,042      44,393    44,002



                FLORIDA ROCK INDUSTRIES, INC.
                     Balance Sheet Data
                   (Amounts in thousands)
                         (Unaudited)

                                            March 31,2005     September 30, 2004
Cash and cash equivalents                      $    6,506                 45,891
Accounts receivable, net                          123,721                107,000
Inventories                                        41,055                 35,100
Other current assets                               10,390                 10,345
Property, plant and equipment, net                556,186                520,959
Other non-current assets                          217,218                215,634
                                                  -------                -------
  Total Assets                                   $955,076                934,929
                                                 ========                =======

Current liabilities                             $ 119,380                158,901
Long-term debt (excluding current maturities)      41,176                 41,927
Deferred income taxes                              82,352                 79,181
Other non-current liabilities                      35,751                 34,040
Shareholders' equity                              676,417                620,880
                                                ---------                -------
 Total Liabilities and Shareholders' Equity     $ 955,076                934,929
                                                =========                =======


                FLORIDA ROCK INDUSTRIES, INC.
                      Business Segments
                   (Amounts in thousands)
                         (Unaudited)

The Company has identified its business segments as Aggregates, Concrete Products, Cement and Calcium Products. All of the Company's operations are located in the southeastern and mid-Atlantic states and each is managed separately along product lines. Operating results for the Company's business segments are as follows:


                                    Three Months Ended       Six Months Ended
                                         March 31                 March 31

                                     2005        2004         2005       2004
                                     ----        ----         ----       ----

Net Sales, excluding freight
   Aggregates                        $   72,591    69,569      143,988    139,559
   Concrete products                    163,051   137,396      320,664    272,422
   Cement and calcium                    50,557    42,739       95,509     83,744
   Inter-segment sales                  (31,199)  (25,929)     (59,821)   (51,642)
                                        --------  --------     --------   --------
Total Net Sales, excluding freight   $  255,000    223,775     500,340    444,083

Operating Profit
   Aggregates                        $  20,645      16,936      39,470     48,323
   Concrete products                    24,748      11,543      46,205     24,163
   Cement and calcium                   16,068      13,778      26,797     22,489
   Corporate overhead                   (5,633)     (3,696)     (9,697)    (6,897)
                                        -------     -------     -------    -------
Total Operating profit               $  55,828      38,561     102,775     88,078
                                     =========      =======    ========    =======

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